Exhibit 10.1

SEPARATION AGREEMENT AND RELEASE OF ALL CLAIMS

THIS SEPARATION AGREEMENT AND RELEASE OF ALL CLAIMS (the “Agreement”) is entered into as of the first date on the signature page hereto, by and between AAON, Inc., an Oklahoma corporation (including its parent, affiliate and subsidiary entities, collectively, “Company”) and Larry Gene Stewart (“Employee”) for the purpose of amicably resolving, fully and finally, any and all outstanding matters between them according to the terms and conditions contained herein.

WHEREAS, Employee is currently employed by Company as its Executive Vice President.

WHEREAS, Employee and Company have agreed to a mutual separation of Employee’s employment and are entering into this Agreement in order to effectuate the same.

WHEREAS, Employee and Company are entering into this Agreement in order to resolve any and all outstanding disputes that may exist or that could arise between Employee and Company in connection with the Employee’s separation of employment.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1. Separation from Employment. Employee’s employment with the Company (and any parent, subsidiaries or affiliated entities) will continue through and end on August 16, 2022 (the “Separation Date”). This Agreement shall become effective on the eighth (8th) day following the timely execution (and non-revocation) of this Agreement by Employee (the “Effective Date”), pursuant to paragraph 6 below.

2. Accrued Wages. Regardless of whether Employee signs this Agreement, upon the Company’s next regularly scheduled payday following the Separation Date, Employee will receive from Company (i) any unpaid base salary accrued up to and including the Separation Date, (ii) pay for hours of accrued, but unused, paid-time off, and (iii) benefits or compensation as provided under the terms of any employee benefit and compensation agreements or plans applicable to Employee and under which he has a vested right (including, without limitation, the Company’s equity plans).

3. Consideration for Signing Agreement. In consideration of Employee signing this Agreement (including the terms, representations, promises, waivers and releases contained herein), Company agrees to provide Employee with the following payments and benefits, conditioned upon (i) Employee’s execution and return of this Agreement to Company no later than twenty-one (21) days following the date Employee received this Agreement; and (ii) Employee not revoking, or attempting to revoke this Agreement prior to the Effective Date:

(a) a single gross lump sum payment of Three Hundred Thirty-Five Thousand Seventy-Six and 95/100 Dollars ($335,076.95), minus all tax withholdings required by law and other deductions authorized by Employee (if any), to which Employee and Company acknowledge and stipulate that Employee is not already entitled (the “Separation Payment”). The Separation Payment will be paid no later than Company’s first regular payday following the Effective Date.

(b) Subject to the eligibility requirements of any applicable plan, Employee will be entitled to elect to continue his group medical insurance coverage in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) and Company shall be responsible for all COBRA premiums for the period of time Employee elects to continue such coverage, not to exceed six (6) months. Employee acknowledges his termination of employment with the Employer is voluntary for purposes of COBRA.

4. Benefits. Employee agrees that this Agreement resolves all outstanding issues arising from his employment and Employee acknowledges and agrees that under this Agreement he will receive all compensation and benefits to which he would otherwise be entitled through the Separation Date and shall receive no compensation or benefits from Company beyond that, except as specifically set forth in this Agreement or pursuant to the terms of any benefit plan, as the case may be. Subject to the eligibility requirements of any applicable plan, nothing in this Agreement affects Employee’s right to timely elect and purchase at Employee’s own expense health care coverage in accordance with the health care continuation coverage provisions of the COBRA beyond the six (6) month period set forth in paragraph 3(b). Additionally, while nothing herein shall be interpreted to limit Employee’s right to file for unemployment benefits, this Agreement shall not be interpreted as a guarantee or promise of such benefits. With respect to Employee’s termination of employment, Employer will state to the Unemployment Commission that it does not object to an award of unemployment benefits to Employee and will not oppose or otherwise take action against Employee’s application for unemployment benefits.

5. Waiver and Release of Claims. By signing this Agreement, Employee agrees that the payments described above are adequate consideration for the release of the claims described in this Agreement. Employee further agrees that Employee is acting of his own free will, voluntarily and on behalf of himself, his heirs, administrators, executors, successors and assigns. Employee hereby fully and forever relieves, releases and completely discharges Company and its parent, subsidiaries, affiliates, directors, officers, employees, volunteers, shareholders, members, their insurers and agents and each of them (the “Company Released Parties”), from any and all debts, obligations, claims, demands, judgments, or causes of action of any kind whatsoever, in tort, contract, by statute, or on any other basis, for compensatory, punitive, or other damages, expenses, reimbursements, or costs of any kind, whether known or unknown, suspected or unsuspected, including, but not limited to any and all claims, demands, rights, and/or causes of action arising out of Employee’s employment with Company, including, but not limited to, any asserted or unasserted employment discrimination or violations of civil rights such as, but not limited to, those arising under Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, as amended, The Americans With Disabilities Act of 1990, as amended, Executive Order 11246, the Equal Pay Act of 1963, as amended, the Rehabilitation Act of 1973, the Employee Retirement Income Security Act or 1974, as amended (ERISA), The Worker Adjustment and Retraining Notification Act, as amended, Fair Labor Standards Act, as amended, the Older Workers Benefit Protection Act, as amended, The Family and Medical Leave Act, as amended, or any other applicable federal, state, or local laws, regulations or ordinance prohibiting employment discrimination, or any other claim (except claims under the Age Discrimination in Employment Act, which are addressed in paragraph 6 below), whether statutory, regulatory or based on common law. The intent of this Agreement is to release all claims Employee may have against Company and the Released Parties, including but not limited to those arising: (i) by reason of Employee’s employment with Company or his separation from employment or the circumstances related to the separation; (ii) by reason of any other matter, cause, or thing whatsoever, from the first date of employment to the date of execution of this Agreement; (iii) out of claims for breach of contract, mental pain, suffering and anguish, emotional upset, impairment of economic opportunities, unlawful interference with employment or contractual rights, defamation, intentional or negligent infliction of emotional distress, fraud, wrongful termination, wrongful discharge in violation of public policy, personal injury, constructive discharge, breach of any express or implied covenant of good faith and fair dealing, that the Company has dealt with Employee unfairly or in bad faith, and any other statutory, contract or tort claim of any nature, whether arising under state law, federal law or the laws of any foreign jurisdiction. Employee represents and warrants to Company that he has not given, sold or otherwise assigned any portion of any claim discussed in this Agreement to anyone.

This Agreement does not waive, release or otherwise discharge (a) any claim or cause of action that cannot be legally waived by private agreement between Employee and Company, (b) any vested benefits provided under the terms of any employee benefit plan applicable to Employee, or (c) any claim or cause of action to enforce Employee’s rights under this Agreement. In addition, this Agreement will not release, waive or discharge any rights or claims Employee may have that arise from actions or omissions after this Agreement is signed by Employee. Employee has the right to file a charge with or participate in an investigation conducted by the Equal Employment Opportunity Commission (“EEOC”) or any state or local fair employment practices agency; however, Employee waives any right to monetary recovery or other relief should the EEOC or any other agency pursue a claim on Employee’s behalf.

6. The ADEA. The Age Discrimination in Employment Act of 1967, as amended (“ADEA”) is a federal statute prohibiting discrimination on the basis of age in connection with employment, benefits and benefit plans. Employee’s signature on this Agreement is acknowledgement that he understands he is waiving, releasing and forever giving up any claims under the ADEA which Employee may have against Company and the Released Parties at the time he signs this Agreement. As required by federal law, COMPANY IS HEREBY ADVISING EMPLOYEE TO CONSULT WITH AN ATTORNEY concerning the terms of this Agreement. Employee has, at his option, twenty-one (21) days from the time he receives this Agreement to sign and deliver the Agreement to the Company, c/o Gary Fields at gary.fields@aaon.com, or 2425 S. Yukon Ave., Tulsa, Oklahoma 74107.

By signing this Agreement prior to the end of the twenty-one (21) day period, Employee is voluntarily waiving the right to review this Agreement for the entire twenty-one (21) day period. Employee also has seven (7) days from the date he signs this Agreement to revoke the Agreement. This signed and dated Agreement becomes effective and enforceable as of the Effective Date, which is the date when the seven (7) day revocation period has expired if Employee has not delivered a written revocation to Company, c/o Gary Fields (at the address(es) noted immediately above) before that time. Employee and Company agree that delivery of Employee’s revocation is not effective until the documents are physically received by Company, c/o Gary Fields (at the address(es) noted above) within the seven (7) day revocation period. NO PAYMENTS UNDER PARAGRAPH 3 OF THIS AGREEMENT WILL BE DUE TO EMPLOYEE UNTIL THE AGREEMENT IS SIGNED AND HAS BECOME EFFECTIVE. Company will have no obligations under this Agreement should Employee exercise his right to timely revoke the Agreement or refuse to sign the Agreement.

7. Other Agreements. Nothing in this Agreement shall modify, expand or contract any right or obligation of Employee or Company under any and all other contracts or agreements, including without limitation rights under all pension, welfare, equity and fringe plans, programs, awards, arrangements and payroll practices.

8. Tax Matters. Company will withhold required federal, state and local taxes from the accrued wages contemplated in paragraph 2 as well as the Separation Payment contemplated in paragraph 3 and will make all tax reporting it determines it should make based on this Agreement. Other than Company’s obligation to withhold federal, state and local taxes, Employee will be responsible for any and all taxes, interest, and penalties that may be imposed with respect to the payments made or contemplated to be made by this Agreement (including, without limitation, those imposed under Internal Revenue Code Section 409A, as amended).

9. Waiver of Reinstatement and Future Employment. Employee agrees that, subsequent to his execution of this Agreement, he forever waives and relinquishes any right or claim to reinstatement to active employment with the Company, or any of the Released Parties, and he shall not apply for any position with Company, or any of the Released Parties subsequent to the effective date of the Agreement. Employee further expressly acknowledges that the Company has no obligation to rehire him or otherwise return him to active duty at any time in the future.

10. Waiver of Remedial Rights. Employee is a participant in Company’s Dispute Resolution Program (the “DRP Program”). Employee hereby waives and relinquishes any and all rights to present a claim or charge of any kind under Company’s DRP Program.

11. Confidential and Proprietary Information. During his employment, Employee has been given access to and/or has developed information which is confidential, proprietary in nature and/or qualifies as a trade secret (“Confidential Information”). All such Confidential Information and material shall be treated by Employee as confidential information protected from disclosure or unauthorized use. The confidentiality of such Confidential Information may be waived only by the written consent of the Company; provided, however, nothing contained herein shall prohibit Employee from cooperating in any law enforcement or regulatory investigation involving Company, its officers, directors, employees and agents. As used herein, the term Confidential Information means information unique to Company which has a significant business purpose and is not generally available from sources outside the Company, and includes, without limitation, information relating to Company’s business plans, contracts and licenses, trade secrets, business arrangements, financial results, software, computer and other information technology systems, manufacturing processes, product development, product pricing, sales and marketing strategies and pending or potential acquisition targets and strategies. Employee recognizes and agrees that Confidential Information is proprietary to Company. Employee agrees that Employee will not use for Employee or for others or disclose or authorize disclosure to others any Confidential Information. All documents, including all copies thereof, and all other tangible property (including, without limitation, disks, USB and/or other memory card drives) made by or made available to Employee in the course of Employee’s employment, whether or not such tangible items contain Confidential Information, are and will be the property of Company and will be delivered by Employee to Company immediately.

12. Non-Solicitation of Employees. Employee agrees not to solicit, directly or indirectly, the employees or independent contractors of Company to become employees or independent contractors of another person or business. This restriction applies to employees and independent contractors who were providing services to the Company in substantially the same capacity as an employee as of the Separation Date or at any time during the twelve (12) month period prior thereto and shall be effective at all times while Employee is employed by the Company and for the twenty-four (24) month period following the Separation Date; provided, however, that nothing in this paragraph 12 shall prevent any such employee or independent contractor from responding to any general solicitation of employment or from seeking and accepting employment or the provision of services from Employee or any future employer of Employee.

13. Return of Company Property. Upon the Separation Date, Employee shall return to Company any and all property in his possession or control belonging to Company, its parent, subsidiary or affiliated entities, including without limitation, all files, records, credit cards, keys, access cards, computers, cell phones, other communication devices, identification badges, equipment, manuals, and all other Company property or documents.

14. Non-disparagement. Employee agrees that he will not make any statement (whether oral, written, electronic or any other form) at any time to any person or entity which is disparaging of the business, reputation, competence, or good character of the Company (or any of its officers or employees) or which, if publicized, would cause humiliation or embarrassment, or cause the public to question the business condition, reputation, competence or good character of the Company (or any of its officers or employees). The Company agrees that it will not, and will ensure that its officers, directors, employees, agents and representatives, will not, make any statement (whether oral, written, electronic or any other form) at any time to any person or entity which is disparaging of the business, reputation, competence, or good character of Employee or which, if publicized, would cause humiliation or embarrassment, or cause the public to question the business condition, reputation, competence or good character of Employee.

15. Remedies. The parties recognize that, because of the nature of the subject matter of this Agreement, it would be impracticable and extremely difficult to determine the actual damages suffered by one party in the event of a material breach of the representations, warranties, agreements, restrictions and undertakings of the other party herein. Accordingly, if Employee commits (or threatens to commit) a material breach of any of the provisions of this Agreement, including without limitation, those set forth in paragraphs 5, 6, 11, 12, 13 and 14, and in the event Employee fails to cure the breach or threatened breach within ten (10) days after Company provides written notice to Employee, Company or any of its successors or assigns shall have the following rights and remedies:

(a) to have the provisions of paragraphs 5, 6, 11, 12, 13 and 14 specifically enforced by any court having equity jurisdiction, without the posting of bond or other security, it being acknowledged and agreed by Employee and Company that an injunction may be issued against Employee to stop or prevent any such breach or threatened breach;

(b) to recover its costs and attorneys’ fees associated with the enforcement of paragraphs 5, 6, 11, 12, 13 and 14; and

(c) to recover the greater of such actual damages that Company or its affiliates may incur as a result of Employee’s breach or threatened breach of paragraphs 5, 6, 11, 12, 13 or 14; or recovery of all Separation Payment paid to Employee pursuant to the terms of this Agreement.

16. Severability. If any provision of this Agreement is held invalid or unenforceable, either in its entirety or by virtue of its scope or application to given circumstances, such provision shall be deemed modified to the extent necessary to render the same valid or not applicable to given circumstances, as the situation may require, and this Agreement shall be construed and enforced as if such provision had been included herein as so modified in scope or application or had not been included herein, as the case may be. Although Employee agrees that the restrictions on Employee’s activities in this Agreement are reasonable, given the nature and scope of Company’s business, the information made available to Employee during his employment, and the compensation provided for herein, Employee and Company agree that in lieu of declaring the restrictions void, a court of competent jurisdiction shall be requested by both parties to modify the restrictions to the extent necessary under applicable law and to protect the legitimate interests of both Company and Employee.

17. Denial of Liability; Rules of Construction. Company and Employee understand and agree that the payment of the monies set forth in this Agreement does not constitute an admission of liability or violation of any applicable law, and any contract provisions or any rule or regulation, as to which Company expressly deny liability. This Agreement shall not be admissible in any proceeding except an action to enforce its terms. Should any provision of this Agreement require interpretation or construction, it is agreed by the parties that the entity interpreting or construing this Agreement shall not apply a presumption against one party by reason of the rule of construction that a document is to be construed more strictly against the party who prepare the document.

18. Entire Agreement. Employee agrees that this Agreement constitutes the complete agreement between the parties and that no other representations have been made by Company. Employee agrees that this document resolves all outstanding issues arising from his employment as of the date of Employee’s signing the Agreement and that he will not receive anything further from Company, other than the compensation provided for herein.

19. Dispute Resolution. Each party agrees to submit any dispute arising under this Agreement to final and binding arbitration before a single arbitrator under the rules and procedures of the American Arbitration Association. Such Arbitration shall be conducted in Tulsa, Oklahoma or such other location as may be mutually agreed upon by the parties.

20. Interpretation Under State Law. This Agreement shall be construed under the laws of the State of Oklahoma (without regard to the application of conflicts of laws principles) and shall in all respects be interpreted, enforced, and governed under the law of said State.

21. Authorization. Each person signing this Agreement as a party or on behalf of a party represents and warrants to the other that he is duly authorized to sign this Agreement on such party’s behalf, and is executing this Agreement voluntarily, knowingly, and without any duress or coercion.

22. Counterparts. This Agreement may be signed in multiple identical counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of copies of an executed document (including by electronic PDF files) shall be deemed a valid delivery of an executed Agreement.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the Company and the Employee have duly executed this Agreement as of the first date set forth below.

COMPANY:

AAON, Inc.

By: /s/ Gary D. Fields
Gary D. Fields
President and CEO

Date: August 10, 2022

EMPLOYEE:

/s/ Larry Gene Stewart
Larry Gene Stewart

Date: August 10, 2022